                                  TRUST AGREEMENT

                                         OF

                         QUAD CITY HOLDINGS CAPITAL TRUST I


     THIS TRUST AGREEMENT is made as of April __, 1999 (this "Trust Agreement"), by and among Quad City Holdings, Inc., a Delaware corporation, as depositor (the "Depositor"), First Union Trust Company, National Association, a national banking association, as trustee (the "Delaware Trustee"), and Douglas M. Hultquist, Michael A. Bauer and Shellee Showalter, as administrators (the "Administrative Trustees", and together with the Delaware Trustee, the "Trustees"). The Depositor, the Administrative Trustees and the Delaware Trustee hereby agree as follows:

     1. The trust created hereby shall be known as "Quad City Holding Capital Trust I" (the "Trust"), in which name the Administrative Trustees, the Delaware Trustee or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10.00. The Delaware Trustee and the Administrative Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C, Section 3801, ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Delaware Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Delaware Trustee may approve.

     3. The Depositor, the Administrative Trustees and the Delaware Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement on Form S-2 (the "1933 Act Registration Statement"), or in such other form as the Trustees and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Administrative Trustees and the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

     4. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, and the Administrative Trustees, as trustees of the Trust, acting singly or jointly, (i) to file with the Securities and Exchange Commission (the "Commission") and to

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execute, in the case of the 1933 Act Registration Statement and 1934 Act
Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust, (b) any preliminary prospectus or prospectus supplement thereto relating to the Preferred Securities required to be filed pursuant to Rule 424 under the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendment thereto) relating to the registration of the Preferred Securities to the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or such other exchange or quotation system; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute, deliver and perform on behalf of the Trust an underwriting agreement with the Depositor and the underwriter or underwriters of the Preferred Securities of the Trust. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange or quotation system, or state securities or Blue Sky laws to be executed on behalf of the Trust by a trustee, the Administrative Trustees, in their capacities as trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Administrative Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, or state securities or Blue Sky laws. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint the Administrative Trustees as the Depositor's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5.   This Trust Agreement may be executed in one or more counterparts.

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     6.   The number of trustees of the Trust initially shall be four and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Depositor.

     7. First Union Trust Company, National Association, in its capacity as trustee of the Trust, shall not have any of the powers or duties of the Administrative Trustees set forth herein and shall be a trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

     8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                    QUAD CITY HOLDINGS, INC., as Depositor


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------



                                    FIRST UNION TRUST COMPANY, NATIONAL
                                    ASSOCIATION, as not in its individual
                                    capacity but solely as trustee of the Trust


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------



                                    -----------------------------------
                                    Douglas M. Hultquist, not in its individual capacity, but solely as trustee of the Trust



                                    -----------------------------------
                                    Michael A. Bauer, not in his individual
                                    capacity, but solely as trustee of the Trust



                                    -----------------------------------
                                    Shellee R. Showalter, not in her individual capacity, but solely as trustee of the Trust


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